SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2011

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr. Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Executive and Directors’ Resource Committee (Compensation Committee) of the Board of Directors of Central Valley Community Bancorp (Company) approved payment of annual incentive bonus awards to the Company’s executive officers in respect to their individual performance for the year ended December 31, 2010.  The annual incentive awards were made pursuant to the Company’s Senior Management Incentive Plan for senior management as disclosed in the Company’s 2010 Proxy Statement.

The following awards were granted:

David A. Kinross, Senior Vice President and CFO	$27,064
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	$33,218
Thomas L. Sommer, Senior Vice President, Credit Administrator	$27,779
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	$21,280
Bryan Hyzdu, Senior Vice President, San Joaquin County Region	$13,877

The Committee also approved increases in the annual base salaries of the Company’s executive officers.  The Committee approved the following base salaries effective to February 1, 2011:

David A. Kinross, Senior Vice President, CFO	$180,000
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	$190,000
Thomas L. Sommer, Senior Vice President, Credit Administrator	$180,000
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	$154,000
Bryan Hyzdu, Senior Vice President, San Joaquin County Region	$192,074

The Committee also approved increases in the annual fees of the Company’s Board of Directors.  The Committee approved the following fees effective March 1, 2010:

Daniel N. Cunningham, Chairman of the Board	$33,500
Sidney B. Cox, Director	$24,000
Edwin S. Darden, Jr., Director	$24,000
Daniel J. Doyle, Director	$24,000
Steven D. McDonald, Director	$24,000
Louis C. McMurray, Director	$24,000
William S. Smittcamp, Director	$24,000
Joseph B. Weirick, Director	$24,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: February 3, 2011	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)